Exhibit 99.1

THE REALREAL ANNOUNCES SECOND QUARTER 2020 RESULTS

Q2 Gross Merchandise Value Decreased 20% Year over Year to $182.8 million

Q2 Total Revenue Decreased 21% Year over Year to $57.4 million

Q2 Gross Profit Decreased 22% Year over Year to $35.8 million

SAN FRANCISCO, Aug. 6, 2020 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, consigned luxury goods—today reported financial results for its second quarter ended June 30, 2020.

“Since we reported our Q1 results in early May, GMV trends have improved significantly with May GMV down approximately 19% Y/Y, and June GMV down 8% Y/Y.  Importantly, improvements have continued into July with GMV decreasing by only 2% Y/Y for the month,” said Julie Wainwright, CEO of The RealReal. “Our GMV recovery prompted us to begin reinvesting in growth in Q2 earlier than previously expected. While Q2 was challenging, the pandemic has been a catalyst for reinvention and innovation at The RealReal. With the normalization of our processing capacity and the evolution of our supply acquisition strategy, we are now laser focused on returning to sustained growth.”

Together, virtual appointments and vendor channel performance have markedly improved the company’s ability to source supply. Supply Y/Y growth trends improved each month in Q2, and continued into July with Y/Y growth turning positive for the month. In April, the company pivoted to virtual appointments to continue delivering personalized consignment consultations and support consignors monetizing assets in their homes during these uncertain times. The company conducted approximately 25,000 virtual appointments in Q2. In addition, The RealReal B2B vendor program continued to demonstrate resilience and registered GMV growth of 19% Y/Y in Q2.

On the demand side, traffic trends remained healthy in Q2 with sessions up 20% Y/Y despite a significant reduction in advertising spend early in Q2. The company’s four day sell-through continued to trend at pre-COVID levels, which demonstrates that supply continues to sell quickly.

“We have never been more optimistic about our long-term opportunity. We are confident that supply will ramp over the coming months as we continue to lean into the digital experience, remove friction from the consignment process, invest in advertising and optimize our operations,” continued Wainwright.

 Second Quarter Financial Highlights

•	Gross Merchandise Volume (GMV) was $182.8 million, a decrease of 20% year over year.
•	Total Revenue was $57.4 million, a decrease of 21% year over year.
•	Consignment and Service Revenue was $46.9 million, a decrease of 22% year over year.
•	Gross Profit was $35.8 million, a decrease of 22% year over year.
•	Net Loss was ($42.9) million.
•	Adjusted EBITDA was ($31.8) million or (55.4%) of total revenue.
•

Adjusted EBITDA includes $2.9 million of COVID related expenses such as higher payroll expenses, personal protective equipment, deep cleanings, medical personnel at our facilities, transportation services, etc.

•	GAAP basic and diluted net loss per share was ($0.49).
•	Non-GAAP basic and diluted net loss per share was ($0.42).
•	At the end of the second quarter, cash, cash equivalents and short-term investments totaled $410.3 million.

Other Second Quarter Financial Highlights and Key Operating Metrics

•	Raised $143.3 million in net proceeds, inclusive of capped call costs, through a convertible note offering to bolster our already strong balance sheet.
•	Trailing 12 months active buyers reached 611,845, an increase of 24% year over year.
•	Orders reached 438,440, a decrease of 13% year over year.
•	Average Order Value was $417 compared to $453 in the second quarter of 2019.
•	Consignment Take Rate decreased 60bps year over year to 36.0%.
•	GMV from repeat buyers was 82.3% compared to 83.1% in the second quarter of 2019.
•	Since inception through June 30, consignment with The RealReal saved 15,040 metric tons of carbon and 698 million liters of water.

Financial Outlook

Given limited near-term visibility, the company elects to not provide an updated financial outlook.

Webcast and Conference Call

The RealReal will post a stockholder letter on its investor relations website at https://investor.therealreal.com/financial-information/quarterly-results in lieu of a live presentation and host a conference call at 2 p.m. PDT to answer questions regarding its second quarter 2020 financial results, the stockholder letter and the supporting slides. Investors and participants can access the call by dialing (866) 996-5385 in the U.S. and (270) 215-9574 internationally. The passcode for the conference line is 9053887. The call will also be available via live webcast at https://investor.therealreal.com along with the stockholder letter and the supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at https://investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have 150+ in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by hundreds of brands, from Gucci to Cartier, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service, virtual appointments and direct shipping for individual consignors and estates. At our stores in LA, NYC and San Francisco, customers can shop, consign, and meet with our experts. At our 10 Luxury Consignment Offices, four of which are in our retail stores, our expert staff provides free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including the amounts of our operating expense and capital expenditure investments or reductions and our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic and the recent social unrest. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic and the recent social unrest on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net,  provision for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, and certain one-time expenses. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision for income taxes, and nonrecurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense, provision for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.

Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Consignment and service revenue	$46,866	$60,070	$112,163	$115,645
Direct revenue	10,523	12,139	23,466	27,146
Total revenue	57,389	72,209	135,629	142,791
Cost of revenue:
Cost of consignment and service revenue	12,860	17,200	30,949	33,146
Cost of direct revenue	8,760	8,959	19,714	21,213
Total cost of revenue	21,620	26,159	50,663	54,359
Gross profit	35,769	46,050	84,966	88,432
Operating expenses:
Marketing	9,639	11,715	22,561	23,448
Operations and technology	36,543	34,320	77,280	65,865
Selling, general and administrative	32,559	25,355	67,663	47,674
Total operating expenses (1)	78,741	71,390	167,504	136,987
Loss from operations	(42,972)	(25,340)	(82,538)	(48,555)
Interest income	616	610	1,902	1,015
Interest expense	(384)	(380)	(404)	(511)
Other income (expense), net	(97)	(1,706)	(89)	(1,987)
Loss before provision for income taxes	(42,837)	(26,816)	(81,129)	(50,038)
Provision for income taxes	55	59	55	59
Net loss	$(42,892)	$(26,875)	$(81,184)	$(50,097)
Accretion of redeemable convertible preferred stock to redemption value	$—	$—	$—	$(3,355)
Net loss attributable to common stockholders	$(42,892)	$(26,875)	$(81,184)	$(53,452)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(2.83)	$(0.94)	$(5.87)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	87,064,384	9,494,447	86,826,590	9,102,234

(1) Includes stock-based compensation as follows:
Marketing	$335	$74	$523	$143
Operating and technology	2,852	476	4,330	966
Selling, general and administrative (2)	2,942	737	4,686	2,107
Total	$6,129	$1,287	$9,539	$3,216

(2) Includes compensation expense related to stock sales by current and former employees in March 2019.

THE REALREAL, INC.

Condensed Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$304,348	$154,446
Short-term investments	105,934	208,811
Accounts receivable	6,312	7,779
Inventory, net	20,705	23,599
Prepaid expenses and other current assets	14,950	13,804
Total current assets	452,249	408,439
Property and equipment, net	60,000	55,831
Operating lease right-of-use assets	118,798	—
Other assets	3,013	2,660
Total assets	$634,060	$466,930
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,989	$11,159
Accrued consignor payable	34,883	52,820
Operating lease liabilities, current portion	15,045	—
Other accrued and current liabilities	46,636	54,567
Total current liabilities	102,553	118,546
Operating lease liabilities, net of current portion	115,608	—
Convertible senior notes, net	146,958	—
Other noncurrent liabilities	1,040	9,456
Total liabilities	366,159	128,002
Stockholders’ equity:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2020 and December 31, 2019; 87,348,241 and 85,872,320 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	703,189	693,426
Accumulated other comprehensive income	401	7
Accumulated deficit	(435,690)	(354,506)
Total stockholders’ equity	267,901	338,928
Total liabilities and stockholders’ equity	$634,060	$466,930

THE REALREAL, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(81,184)	$(50,097)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	8,756	5,993
Stock-based compensation expense	9,539	2,397
Reduction of operating lease right-of-use assets	8,059	—
Bad debt expense	474	681
Compensation expense related to stock sales by current and former employees	—	819
Change in fair value of convertible preferred stock warrant liability	—	2,100
Accretion of unconditional endowment grant liability	27	44
Accretion of debt discounts and issuance costs	169	9
Amortization of premiums (discounts) on short-term investments	(251)	42
Changes in operating assets and liabilities:
Accounts receivable	993	(2,627)
Inventory, net	2,894	(2,309)
Prepaid expenses and other current assets	(1,321)	(867)
Other assets	(394)	411
Operating lease liability	(4,842)	—
Accounts payable	(5,529)	157
Accrued consignor payable	(17,937)	(1,855)
Other accrued and current liabilities	(5,624)	(1,744)
Other noncurrent liabilities	(410)	672
Net cash used in operating activities	(86,581)	(46,174)
Cash flow from investing activities:
Purchases of short-term investments	(73,280)	(9,151)
Proceeds from maturities of short-term investments	176,802	22,898
Capitalized proprietary software development costs	(3,779)	(3,887)
Purchases of property and equipment	(10,861)	(10,042)
Net cash provided by (used in) investing activities	88,882	(182)
Cash flow from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	43,492
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	26,283
Proceeds from issuance of convertible senior notes, net of issuance costs	166,314	—
Purchase of capped calls	(22,546)	—
Proceeds from exercise of stock options and common stock warrants	4,354	1,775
Payment of deferred offering costs	—	(3,057)
Taxes paid related to restricted stock vesting	(521)	—
Repayment of debt	—	(2,750)
Net cash provided by financing activities	147,601	65,743
Net increase in cash, cash equivalents and restricted cash	149,902	19,387
Cash, cash equivalents, and restricted cash
Beginning of period	154,446	45,627
End of period	$304,348	$65,014

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA Reconciliation:
Net loss	$(42,892)	$(26,875)	$(81,184)	$(50,097)
Depreciation and amortization	4,611	3,185	8,756	5,993
Stock-based compensation	6,129	1,287	9,539	2,397
Legal settlement	—	—	1,110	—
Restructuring charges	442	—	442	—
Compensation expense related to stock sales by current and former employees	—	—	—	819
Interest income	(616)	(610)	(1,902)	(1,015)
Interest expense	384	380	404	511
Other (income) expense, net	97	1,706	89	1,987
Provision for income taxes	55	59	55	59
Adjusted EBITDA	$(31,790)	$(20,868)	$(62,691)	$(39,346)

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(42,892)	$(26,875)	$(81,184)	$(50,097)
Stock-based compensation	6,129	1,287	9,539	2,397
Compensation expense related to stock sales by current and former employees	—	—	—	819
Accretion of redeemable convertible preferred stock	—	—	—	(3,355)
Remeasurement of preferred stock warrant liability	—	1,820	—	2,100
Legal settlement	—	—	1,110	—
Restructuring charges	442	—	442	—
Provision for income taxes	55	59	55	59
Non-GAAP net loss attributable to common stockholders	$(36,266)	$(23,709)	$(70,038)	$(48,077)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	87,064,384	9,494,447	86,826,590	9,102,234
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.42)	$(2.50)	$(0.81)	$(5.28)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash used in operating activities	$(31,610)	$(23,603)	$(86,581)	$(46,174)
Purchase of property and equipment and capitalized proprietary software development costs	(6,674)	(8,500)	(14,640)	(13,929)
Free Cash Flow	$(38,284)	$(32,103)	$(101,221)	$(60,103)

Key Financial and Operating Metrics:

	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(In thousands, except AOV and percentages)
GMV	$162,954	$170,923	$218,495	$224,116	$228,487	$252,766	$302,975	$257,606	$182,771
NMV	$115,916	$123,550	$153,776	$160,538	$164,782	$186,617	$219,508	$184,625	$139,797
Consignment and Services Revenue	$41,426	$44,968	$53,894	$55,575	$60,070	$69,245	$82,522	$65,297	$46,866
Direct Revenue	$7,021	$8,255	$10,449	$15,007	$12,139	$12,271	$11,209	$12,942	$10,523
Number of Orders	359	409	471	498	505	577	637	574	438
Take Rate	35.5%	36.4%	34.9%	35.3%	36.6%	36.8%	36.2%	36.2%	36.0%
Active Buyers	352	379	416	456	492	543	582	602	612
AOV	$453	$418	$464	$450	$453	$438	$476	$449	$417
% of GMV from Repeat Buyers	82.9%	82.9%	81.6%	82.4%	83.1%	81.8%	82.9%	84.4%	82.3%